UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

BRAZIL FAST FOOD CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9o. andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2008
Dear Stockholders:
     On Thursday, June 12, 2008, Brazil Fast Food Corp. (the “Company”, “we”, “us”, or “our”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil. The meeting will begin at 9:00 a.m. local time. Only persons that own shares of our common stock (the “Common Stock”) at the close of business on April 25, 2008 can vote at this meeting or any adjournment or postponement thereof.
     At the meeting we plan to:
(1)	elect seven directors to serve for the ensuing year, in each case, or until his successor is duly elected and qualified; and

(2)	transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
     The Board of Directors is not aware of any other proposals for the Annual Meeting.
     The Board of Directors recommends that you vote in favor of each of the director-nominees identified in the proxy statement. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by your Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

Brazil Fast Food Corp.
/s/ RÔMULO BORGES FONSECA
Rômulo Borges Fonseca
Secretary

Rio de Janeiro, Brazil
April 30, 2008
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9º andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil

PROXY STATEMENT

INFORMATION ABOUT THE MEETING
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brazil Fast Food Corp. for the Annual Meeting of Stockholders to be held on Thursday, June 12, 2008, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9o. andar - Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.
     Unless otherwise specified, all references in this proxy statement to “R$” are to the Brazilian reais, the currency of Brazil, and to “$” are to United States dollars. On December 31, 2007, one real equaled $0.56 United States dollars.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q.	Who Is Soliciting My Vote?

A.	This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q.	When Was This Proxy Statement Mailed To Stockholders?

A.	This proxy statement and the accompanying proxy were first mailed to stockholders on or about May 12, 2008.

Q.	Who May Attend The Meeting And Vote?

A.	All persons who held shares of our Common Stock, par value $.0001 per share, on the record date of April 25, 2008 (the “Record Date”) may attend the meeting and vote. The total number of shares of our Common Stock as of the close of business on the Record Date was 8,427,927. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), along with a valid government-issued photo identification and you will be permitted to attend the meeting.

Q.	On What Issues Am I Voting?

A.	You will be voting on the election of seven nominees to serve on our Board of Directors for the ensuing year.

Q.	For Whom Does The Board Of Directors Recommend I Cast My Vote?

A.	The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

Q.	What If Unanticipated Business Arises At The Meeting?

A.	In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies; unless marked to the contrary, in their discretion as they deem advisable.

Q.	How Do I Vote?

A.	Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the election of each of the nominee directors.

Q.	What If My Shares Are Held Through A Bank Or Broker?

A.	Stockholders who hold their shares through a bank or broker may also be able to vote via the Internet if this option is offered by their bank or broker.

Q.	May I Revoke My Proxy?

A.	Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, if available, at any time before the meeting: (1) by written notice received by us at our address as set forth above to the attention of our corporate Secretary, or (2) by delivery of a subsequently dated proxy, or (3) by attending the meeting and voting in person (although mere attendance at the meeting will not revoke your proxy).

Q.	Who Will Count The Votes?

A.	Representatives of Broadridge Investor Communications Services will count the votes cast by proxy before the meeting. At the meeting, the Board of Directors will appoint two inspectors of elections (the “Inspector of Elections”) who will count votes cast at the meeting, in person or by proxy. The Inspectors of Elections will also perform the final voting tabulation.

Q.	Is My Vote Confidential?

A.	Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the communication services company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the communication services company and Inspector of Elections to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q.	How Many Shares Can Vote?

A.	Only persons who owned shares of our common stock as of the Record Date can vote at the annual meeting. The total number of our shares outstanding as of April 25, 2008 was 8,427,927. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices located at: Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will also be available at the meeting itself.

Q.	What Is A Quorum?

A.	A majority of our Common Stock outstanding and entitled to vote on April 25, 2008, constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from the beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. In the event that there are not sufficient votes for a quorum to approve or ratify any proposal at the time of our annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Q.	How Will Voting On Any Other Business Be Conducted?

A.	We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Guillermo Hector Pisano, our Chairman, and Rômulo Borges Fonseca, our Secretary and one of our directors, to vote on such matters in their discretion.

Q.	When Are Stockholder Proposals For The 2008 Annual Meeting Due?

A.	All stockholder proposals to be considered for inclusion in the proxy materials for our 2009 Annual Meeting must be submitted in writing to Rômulo Borges Fonseca our corporate Secretary, at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil prior to April 17, 2009. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2009 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by April 17, 2009, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/ NOMINEES
AND EXECUTIVE OFFICERS
Directors
     The following sets forth our Board of Directors as of April 25, 2008, each of whom is a nominee for election as a director of our company at the annual meeting.

Name	Age
Guillermo Hector Pisano	69
Omar Carneiro da Cunha	61
José Ricardo Bousquet Bomeny	66
Gustavo Alberto Villela Filho	62
Gustavo Figueiredo Bomeny	40
Rômulo Borges Fonseca	57
Peter J. F. van Voorst Vader	54
     Guillermo Hector Pisano has served as one of our directors since 2002 and is currently our Chairman of the Board. Mr. Pisano was Vice President of UAP do Brasil, the French Insurance Company’s Brazilian Agency, from 1988 to 1996, Chief Financial Officer of RACIMEC, a Brazilian Industrial Computer society, from 1983 to 1988, and Chief Executive Officer of CGA do Brasil, an Automatism French Manufacturer, from 1978 to 1982. Mr. Pisano also held a variety of positions from 1965 to 1978 with Thomson CSF, which is a French communications and radar manufacturer, in Argentina and in Brazil where he was the Chief Financial Officer. Mr. Pisano is an Electronic Engineer and he has a degree from the National University of Buenos Aires, and he also holds a degree in Administration and Financial Management from Thomson CSF School of Business with further specialization in Industrial and Institutional Organization.
     Omar Carneiro da Cunha has been our Chairman of the Board from 1996 to 2007 and is currently one of our directors. Mr. Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy. From September 1995 to December 1997, he served as Chief Executive Officer of AT&T Brazil. From 1967 to 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates, including serving as President of Shell Brasil S.A. Mr. Carneiro da Cunha received a Bachelor of Arts degree in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.
     José Ricardo Bousquet Bomeny has served as one of our directors since 1996. Mr. Bomeny founded Big Burger Ltda. in 1975 and served as its President until we acquired Big Burger Ltda. in July 1996. Mr. Bomeny currently owns another fast food business, which is not competitive with our business, as well as six gas stations and two parking lots. José Ricardo Bousquet Bomeny is the father of Gustavo Figueiredo Bomeny, who is also one of our directors.
     Gustavo Alberto Villela Filho has served as one of our directors since 2007. Mr. Villela Filho is an associate of Villela e Kraemer Advogados, a Brazilian law firm. From 1978 to 1982, he held a variety of positions with cobec - a Brazilian trading company, controlled by Banco do Brasil S.A., including serving as Chief Operational Officer and Chief Officer of Raw Materials and Manufactured Products. Mr. Villela Filho received a Bachelor degree in Law from the Rio de Janeiro State University, a Master degree in Comparative Law from the Illinois University, and a degree in Business Law from ceped - Center of Studies and Research in Law Teaching from a group of institutions formed by UEG, USAID, Fundacao Ford, and Fundacao Getulio Vargas.

     Gustavo Figueiredo Bomeny has served as one of our directors since 2002. Mr. Bomeny is currently an independent project engineer for several companies. He also has been working as Project Manager in the Big Burger Ltda. group since 1995. He has extensive experience in studies, projects, budgets, supervision and execution of buildings for restaurants, fast-food stores and other commercial facilities. He holds a Bachelor of Arts degree in Architecture and Urbanism from de Santa Ursula University, Rio de Janeiro. Gustavo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Ricardo Figueiredo Bomeny, respectively, our director and our Chief Executive Officer.
     Rômulo Borges Fonseca has served as one our directors since 2002 and as our corporate Secretary since December 2003. Mr. Fonseca was an engineer in the Maintenance and Transportation division of Petrobras, the Brazilian Petrol Company, from 1975 to 1982. After he left Petrobras, Mr. Fonseca founded MCA, a company specializing in mechanical assemblages for fuel trucks serving airports and companies like Shell, Petrobras and others in the fuel business. In 1998 Mr. Fonseca started SBCQ, a laboratory of metallic analysis, and in the same year he founded the FORZA group which are gas stations specializing in natural gas distribution. Mr. Fonseca is also a shareholder of CCC Empreendimentos e Participações Ltd., which is a principal stockholder of our company. Mr. Fonseca is a Mechanical Engineer and a graduate of the PUC University, Rio de Janeiro and he has a degree in Economics from Fundacao Getulio Vargas, Brazil.
     Peter J. F. van Voorst Vader has served as one of our directors since 1996 and was our Chief Executive Officer from March 1996 to December 2002. Prior to that date and from 1995, he was an independent business consultant. From 1992 to 1995, Mr. van Voorst Vader was a retail sales manager for Shell Nederland Verkoopmaatschappij B.V., overseeing the operations of 800 gas stations. From 1985 to 1992, Mr. van Voorst Vader held several positions with Shell Brasil S.A., including sales promotion manager, marketing communications manager and retail development manager. From 1983 to 1985, he was employed by Shell International Petroleum Company as regional brand and communications assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a commercial assistant for Shell Italia. Mr. van Voorst Vader received a Bachelor of Science degree in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.
Executive Officers
     We provide below biographical information for each of our executive officers who is not a nominee for director.
     Ricardo Figueiredo Bomeny has been our Chief Executive Officer since January 2003. Prior to that date and from 1991, Mr. Bomeny held several positions with us, including acting as our Chief Operating Officer. Mr. Bomeny has also worked for other companies in the fast food industry that operate in Brazil. Mr. Bomeny holds a degree in Business Administration from Candido Mendes University, Rio de Janeiro, a MBA in Corporate Finance from IBMEC, Rio de Janeiro, a MBA in Retail Trade from IBMEC, Rio de Janeiro and a post graduate Certificate in Marketing from PUC University, Rio de Janeiro. Ricardo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Gustavo Figueiredo Bomeny.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors currently consists of seven members. The Board of Directors has designated the persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2009. The seven nominees are currently serving as directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of whomever the Board of Directors may designate.
Nominees For Director
Guillermo Hector Pisano
Omar Carneiro da Cunha
José Ricardo Bousquet Bomeny
Gustavo Alberto Villela Filho
Gustavo Figueiredo Bomeny
Rômulo Borges Fonseca
Peter J. F. van Voorst Vader
     The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
     The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board of Directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the board.
Board Committees and Meetings
     The Board of Directors held four meetings during the year ended December 31, 2007. None of our directors attended fewer than 75% of our meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. Neither the Audit Committee nor the Compensation Committee has a chairman. The Board of Directors believes that questions regarding the nomination of directors are better addressed by the Board of Directors as a whole. Moreover, in accordance with certain of the voting provisions contained in the 2002 Stockholders’ Agreement, as discussed below, our stockholders who are parties to such agreement have agreed to vote for the election of certain director nominees to our Board of Directors as designated by the parties to such agreement.

     Audit Committee. The Audit Committee of our Board of Directors is charged with the review of the activities of our independent auditors, including, but not limited to, establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. In 2007, the Audit Committee was comprised of Messrs. Omar Carneiro da Cunha, Stephen J. Rose and Gustavo Figueiredo Bomeny. On September 5, 2007, Mr. van Voorst Vader replaced Mr. Rose as a member of the Audit Committee. The Board has also confirmed that Mr. Omar Carneiro da Cunha is a qualified “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee held two meetings during the year ended December 31, 2007 with all of its members in attendance except for Mr. Rose who was absent from the meeting held on September 5, 2007. In the Audit Committee meeting held on November 28, 2007, all the members were in attendance including Mr. Peter van Voorst Vader.
     We are not a “listed company” under SEC rules and therefore our Audit Committee is not required to be made up of independent directors, nor are we required to have an audit committee charter. We also are not required to have an “audit committee financial expert” on our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in that members’ financial sophistication. Accordingly, our Board of Directors believes that each of the members of the Audit Committee has the sufficient knowledge and experience necessary to fulfill the duties and obligation that a member of an audit committee should have.
     Compensation Committee. The Compensation Committee of our Board of Directors is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers and key employees. The Compensation Committee, which is comprised of Messrs. Rômulo Borges Fonseca, Gustavo Alberto Villela Filho and Peter J. F. van Voorst Vader, held one meeting during the year ended December 31, 2007, with all of its members in attendance except for Mr. Gustavo Alberto Villela Filho who was absent from the meeting held on September 13, 2007. Mr. Villela Filho replaced Mr. Bousquet Bomeny as a member of the Compensation Committee on September 5, 2007.
Family Relationships
     José Ricardo Bousquet Bomeny is the father of Gustavo Figueiredo Bomeny and Ricardo Figueiredo Bomeny. We have no other family relationships among our executive officers and directors.
Stockholders’ Agreements
     On May 15, 2002, we entered into a stockholders agreement (the “2002 Stockholders’ Agreement”) with Big Burger Ltda. and CCC Empreendimentos e Participações Ltda. (the “Investors”) and certain of our stockholders and directors, namely Jose Ricardo Bousquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter J. F. van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the Investors, pursuant to which they purchased 3,700,000 shares of our Common Stock.
     Pursuant to the terms of the 2002 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote its respective shares of our Common Stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein (one of our former directors), one designee of Big Burger Ltda. and two designees of the Investors. The parties to the 2002 Stockholders’ Agreement also agreed that, with regard to certain matters that may arise at our annual stockholders’ meetings, all of their shares of Common Stock will be voted in accordance with the instructions of a majority of the total shares of Common Stock held by such parties.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     This section describes the material elements of compensation awarded to, earned by or paid to the individual who served as our principal executive officer and our principal financial officer during fiscal 2007. Mr. Bomeny, our Chief Executive Officer, is the individual listed in the “2007 Summary Compensation Table” below and is referred to as the “Named Executive Officer.”
     Our executive compensation programs are determined and proposed by our Compensation Committee and are approved by our Board of Directors. The Named Executive Officer is not a member of the Compensation Committee or did not otherwise have any role in determining the compensation of the Named Executive Officer.
Executive Compensation Program Objectives and Overview.
     The Compensation Committee conducts an annual review of our executive compensation programs to ensure that:
•	the program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

•	the program adequately rewards performance which is tied to creating stockholder value.
     Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) grants of stock options.
     In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service. Annual incentive bonuses are primarily intended to motivate our executive officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align executive officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and stock option grants are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value.
     We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives. In determining our current executive compensation program and the amounts of compensation for each component of our program, the Compensation Committee evaluates the current executive compensation data for companies in our industry. The Compensation Committee believes that our current executive compensation program is appropriate based on the evaluation of the compensation paid by companies in our industry.
Current Executive Compensation Program Elements.
     Base Salaries
     Salaries for our executive officers are reviewed by the Compensation Committee on an annual basis. During fiscal 2007, the cash salary paid to Bomeny was $136,721. During fiscal 2006, the cash salary paid to Mr. Bomeny was $129,027.

     Annual Incentive Bonuses
     The Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that exceed those normally required or anticipated or who have achieved specific targeted objectives with regard to sales performance, financial performance, inventory efficiencies and other criteria which may be established from time to time. These bonuses are intended to reflect the Compensation Committee’s determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year. During fiscal 2007, Mr. Bomeny received an incentive bonus of $83,792. During fiscal 2006, Mr. Bomeny received an incentive bonus of $63,990.
COMPENSATION COMMITTEE REPORT
     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.
     Based on the review and discussions referred to in the paragraph immediately above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.
Compensation Committee:
Gustavo Alberto Villela Filho
Rômulo Borges Fonseca
Peter J. F. van Voorst Vader

2007 SUMMARY COMPENSATION TABLE
     The following table sets forth compensation information regarding our Chief Executive Officer, who is also our Acting Chief Financial Officer, to whom we refer as our named executive officer, during the year ended December 31, 2007.

Non-Equity
Name and			Stock	Incentive Plan	All Other
Principal		Salary	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)
Ricardo Figueiredo Bomeny (Chief Executive Officer)	2007	136,721	—	83,792	16,921	237,434
ALL OTHER COMPENSATION

			Matching	Retirement	Value of
		Matching	Contribution	Contributions	Supplemental
		Contribution	to Deferred	to Deferred	Life		Financial		Total All
		to 401(k)	Compensation	Compensation	Insurance	Aircraft	Planning	Directors	Other
		Plan	Plan	Plan	Premiums	Usage	Services	Fees	Compensation
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Ricardo Figueiredo Bomeny	2007	—	—	15,969	952	—	—	—	16,921
2007 GRANTS OF PLAN-BASED AWARDS
     There were no stock option grants issued by us to the named executive officer during the year ended December 31, 2007.
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     There were no unexercised options and unvested restricted stock outstanding for the named executive officer at December 31, 2007.
2007 OPTION EXERCISES AND STOCK VESTED
     There were no exercises of stock options or vested restricted stock for the named executive officer during the year ended December 31, 2007.
Employment Agreements
     We have an employment agreement, renewable annually at our option, with Ricardo Figueiredo Bomeny our Chief Executive Officer and also a General Manager (“Diretor Superintendente”) of our wholly owned subsidiary Venbo Comércio de Alimentos Ltda. (“Venbo”). During the first 12 months (2003) of his term as our Chief Executive Officer, in addition to his base salary, we agreed to pay Mr. Bomeny 20,000 shares of Common Stock per month. During his second 12 month term (2004) we agreed to pay Mr. Bomeny a sum in cash equal to R$12,000 per month or $5,158 per month and an additional 260,000 shares of our Common Stock, provided Mr. Bomeny met certain specific performance objectives. Mr. Bomeny was issued the 260,000 shares under this arrangement, of which 250,000 shares were transferred to CCC Empreendimentos e Participações Ltda. In 2007, Mr. Bomeny’s salary was adjusted to R$22,000 per month or $11,400 per month, plus a cash bonus up to R$200,000 or $103,000 approximately, provided Mr. Bomeny meets certain specific performance objectives.

     Our employment agreement with Ricardo Figueiredo Bomeny provided that if we terminate his employment, other than for cause, following a change of control, or he voluntarily terminates such employment within 180 days subsequent to a change of control, we shall have to pay him an amount of money equal to 6 times his monthly salary.
     Change of control is defined as either:
•	the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our Common Stock; or

•	the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our Common Stock; or

•	the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our Common Stock, when such person’s ownership interest is deemed by our Board of Directors to have a material adverse impact on our business or prospects; or

•	the election or appointment of one or more individuals to our Board of Directors, which election or appointment results in a change in the majority compensation of the Board of Directors from that which existed on the date we entered into our employment agreement with Mr. Bomeny.
     The table below provides information regarding benefits payable to our named executive officer upon the occurrence of his termination other than for cause assuming the specified event occurred on December 31, 2007.
Post-Employment Compensation — Termination

					Non-Equity	Deferred	Total
	Salary		Stock	Option	Incentive Plan	Compensation	Compensation
Name	($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Payment ($)	Payable ($)
Ricardo Figueiredo Bomeny	$83,792	—	—	—	—	—	$83,792
Director Compensation
     Before 2005, our directors received no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Until the end of 2004, we used to compensate our directors on an annual basis for their services through grants of options to acquire shares of our Common Stock, exercisable at the prevailing market price of our Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There was no pre-determined number of options annually granted to our directors. The quantity of options to be granted was defined every year by our Compensation Committee, which is composed of certain of our board members. This agreement expired and since 2005 our directors started to receive cash compensation for attending board meetings. There is no pre-determined amount to be annually paid to our directors. Instead, the sum to be paid is defined every year by our Compensation Committee, which is composed of Messrs. Fonseca, Filho, and van Voorst Vader.
     For the fiscal year ended December 31, 2006 our Compensation Committee awarded Omar Carneiro da Cunha $3,000, and it awarded each of Stephen J. Rose, Peter J. F. van Voorst Vader, Rômulo Borges Fonseca, Gustavo Figueiredo Bomeny, Guillermo Hector Pisano and José Ricardo Bousquet Bomeny $2,000. For the fiscal year ended December 31, 2007, our Compensation Committee awarded Guillermo Hector Pisano $3,000, and it awarded each of Gustavo Alberto Villela Filho, Peter J. F. van Voorst Vader, Rômulo Borges Fonseca, Gustavo Figueiredo Bomeny, Omar Carneiro da Cunha and José Ricardo Bousquet Bomeny $2,000.

2007 DIRECTOR COMPENSATION

	Fees Earned or
	Paid in Cash	Total
Name	($)[1]	($)
Guillermo Hector Pisano	3,000	3,000
Omar Carneiro da Cunha Bomeny	2,000	2,000
José Ricardo Bousquet	2,000	2,000
Gustavo Alberto Villela Filho	2,000	2,000
Gustavo Figueiredo Bomeny	2,000	2,000
Rômulo Borges Fonseca	2,000	2,000
Peter J. F. van Voorst Vader[2]	2,000	2,000

[1]	“Fees Earned or Paid in Cash” includes an annual cash retainer and meeting fees for the board and its committees earned during 2007.

[2]	As of December 31, 2007, Mr. Vader had 30,000 stock options vested. No other director had any vested stock options.
Compensation Committee Interlocks and Insider Participation
     None of the members of our Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended on December 31, 2007. There was no material transaction between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2007, the company did not enter into any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.
     Transactions with related parties, including, but not limited to, members of the Board of Directors, are closely monitored by management and are reviewed and approved by our Audit Committee and Board of Directors. In the event a transaction with a member of the Board is contemplated, the Director having a beneficial interest in the transaction is not allowed to participate in the decision-making and approval process. The policies and procedures surrounding the review, approval or ratification of related party transactions are not in writing; nevertheless, such reviews, approvals and ratifications of related party transactions are documented in the minutes of the meetings of the Board of Directors.

AUDIT COMMITTEE REPORT
     Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee operates under the following principles:
•	The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

•	The Audit Committee is responsible for matters concerning our relationship with our outside auditor, including recommending their appointment or removal; reviewing the scope of their audit services and related fees (including the pre-approval of audit and non-audit services provided by our auditor), as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

•	The Audit Committee oversees our management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.
     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it.
     In overseeing the preparation of our financial statements, the Audit Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Audit Committee that all financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).
     With BDO Trevisan Auditores Independentes, our independent registered public accounting firm (“BDO Trevisan”), the Audit Committee discussed, among other things, matters relating to auditor independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).
     On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.
     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and BDO Trevisan.
Audit Committee of the Board of Directors
Omar Carneiro da Cunha
Peter J. F. van Voorst Vader
Gustavo Figueiredo Bomeny
     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report above shall not be incorporated by reference into any such filings.

AUDIT AND RELATED FEES
Independent Auditor Fee Information
     The following table presents the aggregate fees billed to us by BDO Trevisan for the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2006 and other services provided during those periods:

	2007	2006
Audit Fees	$110,618	$104,732
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$110,618	$104,732
     Fees for audit services include fees associated with the annual audit and Form 10-K and the review of our reports on Form 10-Q. Audit fees also include amounts related to BDO Trevisan report on our internal controls in accordance with the Sarbanes-Oxley Act of 2002 and a due diligence in KFC’s four stores in Rio de Janeiro, Brazil accounts. Audit-related fees primarily include accounting consultation related to adoption of new pronouncements and employee benefit plan audits.
Pre-Approval Policies and Procedures
     Our Audit Committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during our fiscal year ended December 31, 2007, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2007, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Securities Exchange Act of 1934, as amended, no person who at any time during the fiscal year ended December 31, 2007 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS
     The following table shows certain information as of April 25, 2008 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number	Percent[1]
Mexford Resources	810,000	9.61
P.O. Box 3163
Chera Chambers, RD Town, Tortola
British Virgin Islands

[1]	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 8,427,927 shares issued and outstanding at the close of business on April 25, 2008.

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth certain information as of April 25, 2008 with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) our Chief Executive Officer; and (iii) each of our directors and nominees to become directors; and all executive officers, directors and nominees as a group. The total number of our shares outstanding as of the Record Date was 8,427,927.

	Shares Beneficially Owned[1]
	Number*		Percent**
Peter J. F. van Voorst Vader	4,323,937	(2)	51.3%
Omar Carneiro da Cunha	4,293,937	(3)	51.0%
José Ricardo Bousquet Bomeny	4,293,937	(4)	51.0%
Gustavo Alberto Villela Filho	0	(5)	*
Stephen J. Rose	90,000	(6)	1.1%
Guillermo Hector Pisano	8,750	(7)	*
Gustavo Figueiredo Bomeny	258,750	(8)	3.1%
Ricardo Figueiredo Bomeny	250,000	(9)	3.0%
Rômulo Borges Fonseca	4,293,937	(10)	51.0%
All directors and executive offices as a group (7 persons)	4,841,437		57.4%

*	Less than 1%

**	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 8,427,927 shares issued and outstanding at the close of business on April 25, 2007. Each of our directors and executive officers beneficially owns less than 1% of our outstanding common stock, and our directors and executive officers as a group own less than 1% of our outstanding common stock.

(1)	Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares of Common Stock, except to the extent that such authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. This table also includes any shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable.

(2)	Includes options to purchase 30,000 shares of Common Stock. Also includes 121,250 shares of Common Stock owned by Shampi Investments A.E.C., L.G., whose address is Smith Boulevard, Punta Brabo, Oranjstad, Aruba, of which Mr. van Voorst Vader is the sole stockholder. Includes 4,148,937 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. van Voorst Vader, has shared voting power to elect directors. The address for Mr. van Voorst Vader is Rua Casuarina, 780 Humaitá CEP: 22.261-160 Rio de Janeiro — RJ, Brazil.

(3)	Includes 116,062 shares of Common Stock owned by Seaview Ventures Group Inc., whose address is The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands, of which Mr. Carneiro da Cunha is a principal. Includes 4,177,875 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Carneiro da Cunha, has shared voting power to elect our Board of Directors. The address for Mr. Carneiro da Cunha is Avenida Visconde de Albuquerque, 999 Leblon CEP: 22.450-001 Rio de Janeiro — RJ, Brazil.

(4)	Includes 100,000 shares owned by Big Burger Recife Ltda., of which Mr. Bomeny is a shareholder. Also includes 2,829,429 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our Board of Directors. The address for Mr. Bomeny is c/o Big Burger Ltda., Rua Lauro Muller, 116 sala 2005 Botafogo CEP:22.290-906 Rio de Janeiro — RJ, Brazil.

(5)	The address for Mr. Villela Filho is Rua Povina Cavalcanti, 83 apto. 1204, São Conrado CEP: 22.610-080 Rio de Janeiro — RJ, Brazil.

(6)	The address for Mr. Pisano is Rua Barão de Ipanema, 146 — Casa 2, Copacabana CEP: 22.050-030 Rio de Janeiro — RJ, Brazil.

(7)	The address for Mr. Bomeny is Rua Gal Tasso Fragoso, 33 apto.301, Jardim Botânico CEP: 22.470-170 Rio de Janeiro — RJ, Brazil.

(8)	The address for Mr. Bomeny is Rua Gal Tasso Fragoso, 33 apto. 101, Jardim Botânico CEP: 22.470-170 Rio de Janeiro — RJ, Brazil.

(9)	Includes 149,437 shares of Common Stock owned by CCC Empreendimentos e Participações Ltda., of which Mr. Fonseca is a shareholder. Also includes 1,725,750 shares of Common Stock owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Fonseca, has shared voting power to elect our Board of Directors. The address for Mr. Fonseca is Rua Ibere Nazareth, 140 Barra da Tijuca CEP: 22.793-780 Rio de Janeiro — RJ, Brazil.
STOCKHOLDER PROPOSALS AND NOMINATIONS
     All stockholder proposals to be considered for inclusion in the proxy materials for our 2009 Annual Meeting must be submitted in writing to Rômulo Borges Fonseca our corporate Secretary, at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil prior to April 17, 2009. Such proposals should be sent by certified or regular mail.
     We must receive notice of any stockholder proposal to be submitted at the 2009 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by April 17, 2009, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.
HOUSEHOLDING
     Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement or Annual Report for this year, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Brazil Fast Food Corp., Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.
     Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

OTHER MATTERS
     You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.
     Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and provide it to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.
     THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2007 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS RUA VOLUNTARIOS DE PATRIA, 89, 9. ANDAR BOTAFAGO, CEP 22.270-010, RIO DE JANEIRO, BRAZIL.

REVOCABLE PROXY
BRAZIL FAST FOOD CORP.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2008
9:00 A.M., LOCAL TIME, RIO DE JANEIRO, BRAZIL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Omar Carneiro da Cunha and Rômulo Borges Fonseca, or either of them, to act as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of Brazil Fast Food Corp. (the “Company”) held of record by the undersigned on April 25, 2008 at the Annual Meeting of Stockholders to be held on June 12, 2008, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, or any adjournment or postponement thereof.
This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted “FOR” the proposal listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
x Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES.
1.	The election as directors of all nominees listed (except as marked to the contrary below.)

☐ FOR All Nominees:	☐ WITHHELD As to All Nominees

Guillermo Hector Pisano Omar Carneiro da Cunha José Ricardo Bousquet Bomeny Gustavo Alberto Villela Filho Gustavo Figueiredo Bomeny Rômulo Borges Fonseca Peter J. F. van Voorst Vader
To withhold your vote for any individual nominee, draw a line through that nominee’s name above.
(Continued and to be signed on the other side)

The undersigned acknowledges receipt from Brazil Fast Food Corp. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Annual Meeting.
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mark box at right if you plan to attend the Annual Meeting	☐	Date , 2008 Signature of Stockholder

Mark box at right if an address changes has been noted below	☐	Signature of Stockholder
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Indicate any Change of Address:

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